United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K
                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): February 17, 1998

                                    Endorex Corp.
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               (Exact name of registrant as specified in charter)

Delaware                                  0-11572                 41-1505029
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(State or other Jurisdiction      (Commission File Number)     (IRS Employer
of Incorporation)                                             Identification)

900 North Shore Drive, Lake Bluff, IL                            60044
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(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code: (847)604-7555

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Former Name or Former Address, if changed since last report.

Item 5. Other Events

Gerald Vosika, M.D. has resigned as Chairman and Director.
For additional information, please see the attached press release.



Item 7. Financial Statements and Exhibits.

          (c)  Exhibits

               99.1	Press Release.

                                   Signatures

Pursuant to requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 ENDOREX CORP.


                                 David G. Franckowiak
                                 Vice President, Finance and Administration
                                    (principal financial officer)

EXHIBIT 99.1



FOR IMMEDIATE RELEASE

Media Contacts:  Mary Ann Dunnell             Michael Rosen, President and CEO
                 Robinson Lerer & Montgomery  Endorex Corp.
                 212-484-7797                 847-604-7555

Investor Contact:Dian Griesel, Ph.D.
                 Investor Relations Group
                 212-664-8489


ENDOREX MOVES NORTH DAKOTA R&D OPERATIONS TO CHICAGO AREA

Chairman Resigns to Join Fargo-based Firm

Dr. Rick Wilson is Appointed to Newly Created Post of
Executive Vice President, Clinical Affairs and Regulatory Development


Chicago, IL, February 17, 1998 - Endorex Corp. (OTC Bulletin Board: ENDR) announced today that it is moving its research and development operations from Fargo, ND, to Lake Forest, IL. Endorex has leased a 7,500-square-foot research and development facility in Lake Forest, Illinois, near the Company's corporate headquarters. The Company's scientists will relocate from Fargo to the new pre-clinical facility, which will be used for R&D associated with the Company's oral delivery technology. This move situates all Endorex facilities in the "Pharmaceutical Corridor" of the Midwest, just minutes from the worldwide headquarters of Abbott Laboratories, Baxter International and Searle. The closure of Endorex's North Dakota operations, expected to be completed by mid-year, will cause no layoffs.

In addition, Gerald Vosika, M.D., Chairman of the Board and Scientific Director, has resigned to pursue scientific activities with Entara Corp., a new start-up biotech company based in Fargo, ND. Endorex is negotiating an exclusive out-license to Entara for development of non-competing technology that was initiated at Endorex. Dr. Vosika will continue to be involved with Endorex as a consultant on scientific activities. The Company expects to name a replacement Board member shortly.

"Dr. Vosika has played an important role as founder of the Company and inventor of the technology on which its ImmTher(R) and Theramide(TM) compounds are based," said Endorex President and Chief Executive Officer Michael S. Rosen. "We are grateful to Dr. Vosika for his scientific innovation and are pleased that we will continue to benefit from his expertise as we move to clinical trials in these programs."

The Company also announced that Dr. Rick Wilson, M.D., J.D., currently Executive Vice President and Chief Scientific Officer for Endorex's subsidiary, Wisconsin Genetics, Inc., will also assume the newly created post of Executive Vice President, Clinical Development and Regulatory Affairs, for the parent company Endorex. Dr. Wilson joined Wisconsin Genetics in November.

Said Rosen, "Dr. Wilson's extensive and diverse expertise in infectious disease, oncology, drug development and regulatory approval has positioned him for greater responsibilities with the Company, particularly as we are initiating several Phase II clinical trials for Endorex's lead cancer compounds in 1998."

Prior to joining Endorex, Dr. Wilson held senior management positions with a number of major pharmaceutical companies including Vice President of Corporate Regulatory Affairs at Pharmacia and Upjohn, and Vice President of Worldwide Regulatory Affairs at Upjohn. He also held executive regulatory affairs positions with Syntex and E.R. Squibb & Sons and executive research and development positions with Boehringer Ingelheim Pharmaceuticals and Hoffmann-La Roche. Dr. Wilson's career also includes four years at the Center for Disease Control and teaching positions with a number of prestigious educational institutions, including service as an Adjunct Clinical Assistant Professor at Columbia University School of Public Health. Dr. Wilson has more than 60 scientific publications to his credit.

Endorex Corp. is a development stage biotechnology company involved in oral drug delivery and cancer therapy. Orasomal Technologies, Inc., Endorex's oral delivery subsidiary, licensed technology from the Massachusetts Institute of Technology (MIT) that is being developed to deliver vaccines, proteins and peptides. In 1998, Endorex formed a joint venture with Elan Corporation, plc (NYSE:ELN) to develop oral and mucosal delivery systems for human and animal vaccines. Wisconsin Genetics, Inc. (WGI), Endorex's second subsidiary, is starting Phase II clinical trials for novel cancer therapy based on monoterpenes. Endorex is presently developing two drugs for cancer and infectious disease: an immunomodulator and an immuno-adjuvant for vaccines.

Note to Investors and Editors: Endorex's press releases are available on the Internet at: http://www.endorex.com

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